EXHIBIT 10.69

                   WHOLESALE FINANCING AND SECURITY AGREEMENT

     WHOLESALE FINANCING AND SECURITY AGREEMENT ("Agreement") dated as of the 11th day of August, 1997 between VOLVO FINANCE NORTH AMERICA, INC., a Delaware corporation located at 25 Philips Parkway, Montvale, New Jersey 07645 ("Volvo Finance"), and First Choice Stuart 2, Inc. ("Borrower"), a corporation organized under the laws of Florida located at 4205 South Federal Highway, Stuart, Florida 34997 with its chief executive office at 4205 South Federal Highway, Stuart, Florida 34997 and additional places of business at 5200 South Washington Avenue, Titusville, FL 32780.

1. STATEMENT OF PURPOSE.

     Borrower has requested Volvo Finance to make available to it loans or other extensions of credit.

     Volvo Finance may, at its option, when Borrower requests, make loans or otherwise extend credit to Borrower to finance Borrower's acquisition of Products to be held as inventory for ultimate sale or lease to Borrower's retail customers, and make loans for such other purposes as may be mutually agreed in writing by Borrower and Volvo Finance, subject to the terms of this Agreement.

     Because Borrower and Volvo Finance expect that there may be numerous separate financing transactions between Borrower and Volvo Finance, the parties intend by this Agreement to establish a security interest as described herein, to secure the Obligations of Borrower to Volvo Finance and to establish certain obligations of Borrower to Volvo Finance. Accordingly, the parties hereto agree as follows.

2. DEFINITIONS.

     As used herein, the following terms shall have the following meanings (all terms defined in this Article 2 or in other provisions of this Agreement in the singular to have the correlative meanings when used in the plural and vice versa). Unless the context otherwise requires, terms used in this Agreement but not defined herein shall have the meanings, if any, ascribed to such terms under the Code.

     2.1 "Code" shall mean the Uniform Commercial Code as in effect in the State of New Jersey from time to time.

     2.2 "Collateral" shall mean any and all Products (including vehicles and goods taken in trade) and documents of title thereto (including returned or repossessed Products), chattel paper, accounts, contract rights, general intangibles (including rights to receive any rebate, return, refund or payment of any amounts from any manufacturer or seller of any Products or from any franchisor related to such Products), instruments, rights of set-off, deposit accounts, and proceeds of any of the foregoing, including Borrower's right, title and interest in and to insurance proceeds payable to Borrower by reason of loss of or damage to all or any part of the foregoing.

     2.3 "Financed Products" shall mean Products on account of which Volvo Finance makes an advance or other extension of credit or incurs an obligation to enable Borrower to acquire rights or use.

     2.4 "Financing Documents" shall mean this Agreement, the Financing Plan and any other documents delivered by Borrower in connection herewith or therewith, including all promissory notes and other evidences of indebtedness.

     2.5 "Financing Plan" shall mean the policies announced in writing by Volvo Finance and applicable from time to time concerning the acquisition or retention of any Financed Products, the amounts that will be loaned for such purposes or other purposes, the term of any such loans and the interest, service charges, curtailments and conditions thereof and any related terms or conditions, whether such policies are contained in Volvo Finance's publication entitled "Retailer Floorplan Program -- Rates and Terms," a finance manual or any other document, including any separate agreement relating to financing by Volvo Finance.

     2.6 "Obligations" shall mean any and all direct or indirect obligations, contingent or otherwise, of Borrower to Volvo Finance, of every kind and description, now existing or hereafter arising, whether arising under this Agreement, any other Financing Document or otherwise. "Obligations" shall include any expenditures made on Borrower's behalf by Volvo Finance with respect to any of Borrower's obligations and undertakings pursuant to Article 6 hereof, including attorneys' fees. "Obligations" shall include obligations to perform acts or refrain from taking action, as well as obligations to pay money.

     2.7 "Person" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any authority, agency, instrumentality or political subdivision thereof).

     2.8 "Products" shall mean all (i) inventory now owned or hereafter acquired by Borrower, including new and used automobiles, trucks, boats, trailers, engines, parts, accessories, attachments and accessions, and other vehicles and goods and (ii) equipment including tools, furniture, parts, accessories, attachments and accessions, now owned or hereafter acquired by Borrower.

     2.9 "Security Interest" shall mean any mortgage, lien, encumbrance or charge against, pledge of or interest in property granted to Volvo Finance under
Article 3 of this Agreement and shall include the meaning ascribed to such term by the Code and the United States Bankruptcy Code as in effect from time to time.

3. GRANT OF SECURITY INTEREST.

     To secure performance or payment of the Obligations, Borrower hereby assigns and grants to Volvo Finance a security interest in the Collateral, whether now owned or hereafter acquired by Borrower.

4. FINANCING TERMS.

     4.1 Volvo Finance will announce in writing to Borrower from time to time its Financing Plan applicable to Borrower.

     4.2 When Borrower wishes to obtain financing from Volvo Finance, it shall request such financing in accordance with applicable procedures established by Volvo Finance.

     4.3 If Volvo Finance, at its sole option, agrees to provide financing requested by Borrower, then such financing shall be on such terms and subject to such conditions as may be established in accordance with this Agreement or the applicable Financing Plan or as may otherwise be established by Volvo Finance. Borrower shall abide by and adhere to the applicable Financing Plan, which may be wholly or partly changed prospectively from time to time without prior notice to Borrower.

     4.4 Borrower agrees to execute and deliver to Volvo Finance any and all documents, including promissory notes, and to do all acts requested by Volvo
Finance in connection with any financing extended by Volvo Finance to Borrower hereunder.

     4.5 Volvo Finance is authorized by Borrower to pay the proceeds of any financing hereunder directly to the manufacturer or other seller of Financed Products.

5. DISPOSITION OF FINANCED PRODUCTS.

     Borrower's possession of Financed Products shall be for the sole purpose of storing and exhibiting Financed Products for sale in the ordinary course of Borrower's business. Financed Products may be sold by Borrower only in the ordinary course of Borrower's business and only in accordance with the terms and upon the conditions of the Financing Plan. In no event may a Financed Product be sold for an amount less than the principal balance, plus interest and charges, with respect to such Financed Product. Borrower shall receive and hold all proceeds of any disposition of Financed Products as trustee for Volvo Finance and shall not commingle, sell, assign or otherwise dispose of all or any part of such proceeds without the prior consent of Volvo Finance. Borrower hereby accepts the trust so created. Borrower may not lease, exchange or sell on consignment any Financed Products without the prior consent of Volvo Finance.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

     Borrower represents, warrants and covenants to Volvo Finance as follows:

     6.1 Payment or Performance of Obligations -- Borrower shall pay when due, and shall timely observe or perform, all Obligations in accordance with the terms thereof. The obligation of Borrower to pay, observe or perform any Obligation shall not be affected by any offset, counterclaim or occurrence whatsoever, whether against Volvo Finance or any other Person, including any damage to, loss or destruction of, or defect in, any Collateral.

     6.2 Maintenance of Collateral -- Borrower shall lawfully possess and own the Collateral free of all taxes, liens, security interests, encumbrances and charges of any kind other than the Security Interest. If Borrower does not secure the release or discharge of all such taxes, liens, security interests, encumbrances and charges to the satisfaction of Volvo Finance, then Volvo Finance may, but shall have no obligation to, pay any sums necessary to effect the release or discharge thereof, the sums so paid to be reimbursed hereunder by Borrower upon demand. Borrower shall maintain and preserve the Collateral in good order and condition; shall not permit the Collateral to be wasted or destroyed; and shall otherwise protect the Security Interest. Borrower shall not use or operate, or permit the use or operation of, the Collateral for demonstration, hire or otherwise without the prior consent of Volvo Finance in each case; nor shall Borrower in any event use, or permit the use of, the Collateral illegally or improperly. If the Collateral shall not, in the opinion of Volvo Finance, be maintained in good order and condition, Volvo Finance may, without prejudice to any other rights, give notice to Borrower to put the Collateral in good order and condition, and if Borrower does not, within 10 days from the date of such notice, comply with the requirements therein set forth, then Volvo Finance may cause the Collateral (or any part thereof) to be put in good order and condition, the expense thereof to be paid or reimbursed by Borrower upon demand. Borrower shall immediately notify Volvo Finance of any loss of or damage to, or material diminution in value of (including diminution in value through demonstration to prospective customers) or any occurrence which adversely affects the value of, the Collateral. If Volvo Finance, in its sole discretion, determines that there has been any such loss, damage or diminution in value, then Borrower shall, upon demand, pay to Volvo Finance such amount as Volvo Finance shall have determined represents such loss, damage or diminution in value.

     6.3 Location of Collateral -- Except for removal pursuant to a sale of Collateral in accordance with this Agreement, Borrower shall keep the Collateral in its possession or control at one of Borrower's places of business specified in this Agreement and consented to in advance by Volvo Finance, unless Volvo Finance consents in advance to removal of such Collateral to another location.

     6.4 Taxes -- Borrower shall be liable for all taxes, fees and assessments related to the Collateral, or the use thereof, and shall indemnify and defend Volvo Finance against and hold it harmless from any and all losses, liabilities, claims, damages or expenses on account of taxes, fees or assessments, including penalties and interest levied or based on this Agreement, the Collateral or the use or operation thereof, excepting only franchise taxes directly applicable to Volvo Finance or taxes measured by the net income of Volvo Finance.

     6.5 Liability and Insurance -- Borrower shall indemnify Volvo Finance and its directors, officers, employees and agents against, and hold each of them harmless from, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of bodily injury, sickness or disease, including death, sustained by any Person, injury to or the destruction of property, and any and all other losses, accidents, claims, suits and expenses whatsoever and howsoever arising or incurred in the course of the business activities carried on by Borrower or caused by or resulting from the actions or omissions of Borrower or caused by or resulting from the Collateral. Borrower assumes all risk of physical loss or damage to the Collateral and shall provide and maintain insurance evidencing fire, extended coverage perils, vandalism and malicious mischief, collision and theft insurance in an amount not less than the full insurable value of the Collateral. Volvo Finance shall be named in such insurance as a loss payee, as its interest may appear. Borrower, at its own expense, shall also carry public liability insurance in such form and amounts as Volvo Finance may reasonably require from time to time. Such liability insurance shall name Volvo Finance as an additional insured and shall have bodily injury and property damage limits of not less than the amounts provided in the Financing Plan. Insurers hereunder shall be subject to Volvo Finance's prior approval. Borrower shall furnish to Volvo Finance the original or complete copies of the insurance policies evidencing the insurance coverage required herein, which policies shall require that notice be given to Volvo Finance no less than 30 days prior to cancellation. If Borrower does not secure any or all of the insurance required to be carried hereunder, Volvo Finance may, but shall have no obligation to, purchase such insurance, the cost thereof to be reimbursed hereunder by Borrower upon demand. Borrower hereby appoints Volvo Finance its attorney-in-fact to make adjustments of all insurance losses, to sign all applications, receipts, releases and other papers necessary for the collection of any such loss and any return of unearned premium, to execute proofs of loss, to make settlements and to indorse and collect any check or other item payable to Borrower issued in connection therewith.

     6.6 Records -- Borrower shall maintain at its chief executive office specified above full and complete records showing the location of each Financed Product item at all times and maintain at such office accurate and complete records of all accounts, chattel paper, cash and other proceeds of the Collateral. Such records shall be available at all times to Volvo Finance or its duly authorized representative for purposes of inspection, and Volvo Finance and its representatives shall have free access at all reasonable times to inspect any item of Collateral. Borrower agrees that Volvo Finance may inspect or secure from any manufacturer or seller of any Products to Borrower or from any franchisor related to such Products at any time copies of all financial statements and other financial data, and all other statements, reports, records and other information that Borrower previously has furnished or may hereafter furnish, to any such Person, or that any such Person may have prepared or obtained, or may hereafter prepare or obtain, in connection with any audit or review of Borrower's business by any such Person, and this Agreement shall constitute authorization to all such Persons to release the foregoing to Volvo Finance. Borrower hereby authorizes Volvo Finance to furnish to any such Person at any time copies of all financial statements and other financial data, and all other statements, reports, records and other information that Borrower previously has furnished, or may hereafter furnish, to Volvo Finance or that Volvo Finance may have prepared or obtained, or may hereafter prepare or obtain, in connection with any audit or review of Borrower's business by Volvo Finance.

     6.7 Financial Statements -- Borrower shall furnish to Volvo Finance as soon as available, and in any event within 90 days after the end of each fiscal year, a copy of the financial statements of Borrower and each of its affiliates (including balance sheets and statements of income, retained earnings and cash flows) for such year, prepared in accordance with generally accepted accounting principles consistently applied and, except as otherwise consented to in advance by Volvo Finance, audited and certified by an independent certified public accountant in accordance with generally accepted auditing standards. Borrower shall instruct its independent auditors to provide to Volvo Finance the financial statements specified in the preceding sentence with such auditor's report. Borrower shall also furnish such other periodic financial statements and reports as shall be requested by Volvo Finance. Borrower shall furnish to Volvo Finance, at the time it furnishes each set of financial statements pursuant to this Section 6.7, a certificate of a senior financial officer of Borrower to the effect that no default has occurred and is continuing under this Agreement or, if any default has occurred and is continuing, describing the same in reasonable detail and describing the action that Borrower has taken and proposes to take with respect thereto. Borrower further agrees to notify Volvo Finance immediately of any material change in the financial condition, operations, business or prospects of Borrower or in any information relating thereto previously delivered to Volvo Finance.

     6.8 Security Interest -- Borrower shall give, sign, deliver, file or record or use its best efforts to procure, and pay all costs connected with, any financing statement, release, termination, subordination, lien waiver, notice, instrument, agreement or other document that may be necessary or desirable (in the judgment of Volvo Finance) to create, preserve, perfect or validate the Security Interest or its priority or to enable Volvo Finance to exercise and enforce its rights hereunder with respect to the Security Interest, including causing any or all of the Collateral or any security interest to be transferred of record into the name of Volvo Finance or its nominee or assignee and obtaining assignments, releases, termination statements or subordination agreements in favor of Volvo Finance from such Persons as Volvo Finance may specify. Borrower authorizes Volvo Finance to sign and file on behalf of Borrower any financing statement or amendment thereof necessary to perfect the Security Interest of Volvo Finance or its nominee or assignee. If a certificate of title or ownership to a Financed Product is permitted or required by law, or if a manufacturer's statement of origin is in effect with respect to a Financed Product, Borrower shall, upon Volvo Finance's request, obtain the same and deliver to Volvo Finance originals of the certificate of title or ownership, together with the manufacturer's statement of origin, if any, with Volvo Finance or its nominee or assignee listed as lienholder. Without the prior consent of Volvo Finance, Borrower shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like document with respect to the Collateral in which Volvo Finance or its nominee or assignee is not named as the sole secured party.

     6.9 Notification of Account Debtors -- Borrower agrees that at any time or times Volvo Finance may notify any account debtor, any Person obligated on an instrument or any organization with whom a deposit account of Borrower is maintained of the interest of Volvo Finance in an account, chattel paper, general intangible, instrument or deposit account of Borrower. Borrower shall, at the request of Volvo Finance, sign any such notifications or, if Borrower is in default under this Agreement, any other notifications to account debtors, obligors on instruments or organizations with whom deposit accounts of Borrower are maintained.

     6.10 Name or Location Change -- Borrower has notified Volvo Finance of all names and addresses under or at which Borrower has conducted business in the period commencing six years prior to the execution of this Agreement. Borrower shall notify Volvo Finance of any proposed change in its name, identity, ownership or structure (including, if Borrower is a partnership, any proposed or actual change in the partners comprising the partnership) not less than 30 days before such change is effective. Borrower shall also promptly notify Volvo Finance in advance of any proposed change of the location of its chief executive office, its place of business and any proposed additional places of business. If any such name or location change would, in the opinion of Volvo Finance, adversely affect the interest of Volvo Finance under this Agreement or otherwise, then Borrower shall take such action as is specified by Volvo Finance (including signing and filing any financing statements evidencing such change).

     6.11 Fundamental Changes -- Borrower agrees that during the term of this Agreement it will maintain its existence, will continue to be in good standing in all states in which Borrower conducts business, will not dissolve or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of its assets (other than sales of inventory in the ordinary course of Borrower's business and sales of obsolete or worn out tools or equipment no longer used or useful in Borrower's business) and will not consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it; provided that Borrower may, without violating the covenant contained in this Section 6.11, permit one or more Persons merge into it, consolidate with or merge into another Person, or sell or otherwise transfer to another Person all or substantially all of its assets as an entirety (and, in the latter two instances, thereafter dissolve), provided that (i) the surviving, resulting or transferee Person, as the case may be, shall have a net worth immediately subsequent to such consolidation, merger or transfer at least equal to that of Borrower immediately prior to such consolidation, merger or transfer; (ii) no default shall have occurred and be continuing under any Financing Document immediately prior to, as a result of or immediately after such consolidation, merger or transfer; and (iii) if the surviving, resulting or transferee Person, as the case may be, is not the Borrower, then such Person shall be a Person organized and existing under one of the States of the United States of America (or a resident thereof, in the case of an individual), shall be qualified to do business in all states in which such Person conducts business and shall assume all of the obligations of Borrower under this Agreement and confirm Volvo Finance's prior perfected Security Interest. Subject to the foregoing, if Borrower is a partnership, all Obligations shall remain in force and shall apply to and be binding upon the partners at the time this Agreement is signed and any Persons who subsequently become partners in Borrower, notwithstanding any changes in the Persons comprising the partnership. The term "Borrower" shall include any alternate or successor partnerships, corporations or other Persons.

     6.12 No Violation or Breach -- None of the execution and delivery of this Agreement or any promissory note or other document to which Borrower is a party delivered in connection herewith, the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental Person, or any agreement or document to which Borrower is a party or by which it is bound or to which it or its property is subject, or constitute a default under any such agreement or document, or result in the creation or imposition of any mortgage, lien, encumbrance or charge against, pledge of, or interest in, any of the revenues or property of Borrower pursuant to the terms of any such agreement or document.

     6.13 Transactions with Affiliates -- Without the prior consent of Volvo Finance, Borrower shall not sell, transfer, assign or otherwise convey any item of Collateral to any Person which controls, is controlled by, or is under common control with Borrower.

     6.14 Litigation -- Except as disclosed to Volvo Finance in writing prior to the date of this Agreement, there are not now pending or (to the knowledge of Borrower) threatened, nor have there been during the last three years, any legal or arbitral proceedings or any proceedings by or before any governmental Person, against Borrower which, if adversely determined, could have a material adverse effect on the financial condition, operations, business, properties or prospects of Borrower. Borrower shall promptly give to Volvo Finance notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental Person, and any material development in respect of any such proceeding affecting Borrower, except proceedings which in the aggregate, if adversely determined, could not have a material adverse effect on the financial condition, operations, business or prospects of Borrower.

     6.15 Full Disclosure; Reliance -- All information heretofore furnished by Borrower to Volvo Finance in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished by Borrower to Volvo Finance will be, true and accurate in every material respect on the date as of which such information is or was stated or certified. Borrower has disclosed to Volvo Finance in writing any and all facts regarding Borrower which are known to Borrower or any of its affiliates or agents and which materially and adversely affect or may so affect the financial condition, operations, business, properties or prospects of Borrower. Borrower acknowledges and agrees that the foregoing representations and warranties and all other representations, warranties, agreements, covenants and acknowledgments in this Agreement are being relied upon by Volvo Finance in entering into this Agreement. Each such representation, warranty, agreement, covenant and acknowledgment shall survive the execution of this Agreement, the execution and delivery of all documents contemplated herein and shall inure to the benefit of Volvo Finance and its successors in interest and assigns.

7. DEFAULT.

     Borrower shall be in default under this Agreement upon happening of any of the following events:

     7.1 Borrower shall fail to pay when due any principal of or interest on any Obligation or any other amount payable by it hereunder or under any promissory note made or indorsed by Borrower in connection herewith.

     7.2 Borrower shall fail timely to perform or observe any other Obligation in accordance with its terms.

     7.3 Termination of or failure to renew any sales, franchise or similar agreement to which Borrower is a party, whether by act of Borrower, by act of any other party to such agreement or for any other reason.
     7.4 Borrower's death or incapacity (if an individual) or dissolution or termination as a going concern.

     7.5 Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

     7.6 A proceeding or case shall be commenced, with or without the application or consent of Borrower, or Borrower shall otherwise apply, seeking
(i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower or of all or any substantial part of its assets; (iii) relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (iv) Borrower shall take any action for the purpose of effecting any of the foregoing.

     7.7 Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by Borrower, or any certificate furnished to Volvo Finance pursuant to the provisions hereof (or thereof), shall prove to have been false or misleading as of the time made or furnished in any material respect.

     7.8 Breach by Borrower of any other term, condition or covenant in this Agreement or of any term, condition or covenant in (i) any other agreement now or hereafter entered into between Borrower and Volvo Finance, including any Retail Operating Agreement between Borrower and Volvo Finance, or (ii) any other Financing Document.

8. REMEDIES.

     8.1 General -- If any of the events of default specified herein shall occur, all Obligations due or to become due shall automatically accelerate and become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, and Volvo Finance may exercise and shall have any and all rights and remedies accorded to it by the Code. In addition, Volvo Finance may require Borrower to assemble the Collateral and make it available to Volvo Finance at a reasonably convenient place designated by Volvo Finance. Volvo Finance may also, without notice or demand and with or without legal process or prior judicial hearing, take immediate possession of the Collateral, and Borrower waives any right to notice, demand, legal process or prior judicial hearing. Volvo Finance may take possession of the Collateral wherever found and Borrower hereby authorizes, empowers and licenses Volvo Finance, its agents and representatives to enter upon the premises wherever such property may be located and to remove such property. In connection with the enforcement of the Security Interest, Volvo Finance may take possession of any goods installed in, affixed to or otherwise in or upon the Collateral at the time of repossession, and hold such goods for Borrower at Borrower's risk without any liability on the part of Volvo Finance. Volvo Finance may sell or lease any repossessed Collateral at public or private sale or lease in its sole discretion. Borrower agrees that the sale by Volvo Finance of any new or unused property repossessed by Volvo Finance to the manufacturer or seller thereof, or to any Person designated by such manufacturer or seller, at the invoice cost thereof to Borrower less any restocking, handling and other fees charged by such Person, any credits granted to Borrower with respect thereto and reasonable expenses and costs of transportation and reconditioning, shall be deemed to be a commercially reasonable means of disposing of such property. Borrower further agrees that if Volvo Finance shall solicit bids from three or more other Retailers in the type of property repossessed by Volvo Finance hereunder, then any sale by Volvo Finance of such property in bulk or in parcels to the bidder submitting the highest cash bid therefor also shall be deemed to be a commercially reasonable means of disposing of such property. Borrower understands and agrees, however, that such means of disposal shall not be exclusive and that Volvo Finance shall have the right to dispose of any property repossessed hereunder by any commercially reasonable means. Borrower further understands and agrees that if the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this
Article 8 are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Borrower shall remain liable for any deficiency. Borrower agrees that the notice sent to it by any of the methods provided in Section 10.1 hereof at least five days before the action or occurrence described in such notice shall constitute reasonable notice under applicable law; provided, however, that if the circumstances reasonably indicate that a shorter period of notice is necessary, such shorter period shall constitute reasonable notice under applicable law. Borrower shall pay Volvo Finance, on demand, any and all expenses, including reasonable attorneys' fees and court costs, incurred or paid by Volvo Finance in protecting or enforcing any of its rights or remedies hereunder and in protecting, insuring, storing and readying for disposition any Collateral. Rights and remedies provided for in this Agreement are cumulative and may be exercised or enforced successively or concurrently, and shall not limit rights or remedies otherwise available to Volvo Finance under this Agreement, any other agreement or applicable law.

     8.2 Interim Remedies -- Without limiting any other rights or remedies of Volvo Finance, in the event Borrower shall fail to sell a Financed Product or receive, hold and remit the proceeds of a Financed Product in accordance with this Agreement or any other Financing Document, Volvo Finance may, but shall have no obligation to, station an employee or agent at Borrower's place of business to monitor the Collateral and collect payments due under this Agreement. Borrower shall cooperate with all Volvo Finance's requests in connection with such monitoring and collection. In addition, if Borrower shall fail to abide by and adhere to any Financing Document in any respect, Volvo Finance may, in its sole judgment, suspend or terminate any financing or commitment to provide financing under this Agreement, the other Financing Documents or otherwise.

9. APPLICATION OF PAYMENTS; OFFSET.

     Borrower waives any right it may have to direct the application of any payments made by it to Volvo Finance, and Volvo Finance may, at its option, set off against and deduct any Obligation of Borrower from any or all sums owed by it to Borrower.

10.  GENERAL.

     10.1 Notices -- All notices and other communications provided for in this Agreement (including any modifications of, or waivers or consents under, this Agreement) shall be in writing and shall be given or made in person, by a traceable, national overnight mail service or by United States certified or registered mail, return receipt requested, postage prepaid, to the intended recipient at any address for such Person set forth above, or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, any such communication shall be deemed to have been duly given, in the case of personal delivery, when it is delivered, in the case of certified or registered mail, on the date stated in the return receipt as the date of delivery, or, in the case of all other communications, when it is delivered to the national overnight mail service.

     10.2 Amendment; Waivers -- Except as expressly set forth herein, this Agreement may only be amended or modified by a document signed by Borrower and Volvo Finance. No failure on the part of Volvo Finance to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     10.3 Assignment -- This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Volvo Finance (provided, however, that except as expressly set forth herein Borrower shall not assign or transfer any right, including any right to credit or advances from Volvo Finance, or delegate any obligation under this Agreement without the prior consent of Volvo Finance). Any or all rights of Volvo Finance pursuant to the Financing Documents or the Obligations may be freely transferred or assigned by Volvo Finance, and upon such transfer or assignment all references to Volvo Finance in the Financing Documents or the Obligations shall include Volvo Finance's transferee or assignee to the extent of such assignment or transfer.

     10.4 Disclaimer of Warranty -- VOLVO FINANCE ASSUMES NO RESPONSIBILITY FOR AND MAKES NO REPRESENTATION OR WARRANTY AS TO THE EXISTENCE, CHARACTER, QUALITY, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, QUANTITY, VALUE OR DELIVERY OF ANY COLLATERAL. All such matters shall be the exclusive concern and responsibility of Borrower and/or the seller of any Collateral to Borrower, as the case may be. Borrower shall not be relieved of its Obligations to any extent whatever by reason of the failure of all or part of the Collateral to conform to warranty or to be free of defect, by reason of any deficiency therein of value, quality or quantity, or by reason of the loss, theft or destruction of all or any part of the Collateral.

     10.5 Applicable Law -- THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW JERSEY. BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY AND OF ANY NEW JERSEY STATE COURT FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF BORROWER AND VOLVO FINANCE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Volvo Finance in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision or any other provision in any other jurisdiction.

     10.6 Effective Date; Prior Agreements -- This Agreement shall take effect on the date first above written and shall govern the relationship of the parties in respect to its subject matter after such date. If Borrower and Volvo Finance have previously signed a security agreement or related financing agreements, such agreements shall not be terminated by this Agreement and the security interest and other obligations of Borrower under such agreements shall be deemed to have been continued in this Agreement. In the event of any conflict or inconsistency between this Agreement and any such prior agreements, this Agreement shall control from and after its effective date.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

VOLVO  FINANCE  NORTH  AMERICA,  INC.

By
Title

BORROWER:    First Choice Stuart 2, Inc.


By:  /s/ James Neal Hutchinson, Jr.
     James Neal Hutchinson, Jr.
Title:  Vice President